Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

                RAND LOGISTICS TO ANNOUNCE SECOND QUARTER RESULTS
                           AND CONDUCT CONFERENCE CALL

New York, NY - November 20, 2006 - Rand Logistics Inc. (OTC:RAQC.OB; RAQCW.OB; RAQCU.OB) will issue financial results for its second quarter ended September 30, 2006 later today. Management will conduct a conference call focusing on the financial results on:

      Tuesday, November 21, 2006 at 9:00am ET
      Dial-in number: 706-679-3155
      Conference ID: 2683245
      Management on the call:
            Laurence S. Levy, Chairman & CEO
            Edward Levy, President
            Joseph McHugh, CFO
            Scott Bravener, President & CEO of Lower Lakes Towing and Lower
              Lakes Transportation, Rand's indirect, wholly owned subsidiaries

A phone replay will be available from 12:00 noon ET on Tuesday, November 21, 2006 until 5:00pm ET on Wednesday, November 29, 2006. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 1176067 for the phone replay.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of eleven vessels, including ten River Class self-unloading carriers. The Company is the only significant carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This conference call referenced in this press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                                -OR-        INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                                The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                    Loren G. Mortman
212-644-3450                                        (212) 836-9604
                                                    LMortman@equityny.com
                                                    www.theequitygroup.com